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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated February 11, 2000, except for note 12[A] as to which the date is July 11, 2000, in the registration statement on Form F-1 of Camtek Ltd.

/s/ Richard A. Eisner and Company, LLP      /s/ Goldstein Sabo Tevet
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Richard A. Eisner & Company, LLP            Goldstein Sabo Tevet
                                            Certified Public Accountants (Isr.)
New York, New York                          Tel-Aviv, Israel
July 21, 2000